WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending April 30, 2007

Dear Interest Holder:

Enclosed is the report for the period of April 30, 2007 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of April 30, 2007 was $95.41, an increase of +6.11% from the March 31, 2007 value of $89.91. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was a decrease of -4.76% as of April 30, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$1,372.69
Change in Unrealized Gain/(Loss)	$58,786.56
Gain/(Loss) on Other Investments	$1,845.74
Brokerage Commission	($433.68)

Total Trading Income	$61,571.31
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$318.54
Management Fees	$399.54
Advisory Fees	$2,135.60
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$3,676.87

Total Expenses	$6,530.55
Interest Income	$3,552.29
Net Income(Loss) from the Period	$58,593.05

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$958,884.87	$89.91
Addition	$0.00
Withdrawal	($27,516.09)
Net Income/(Loss)	$58,593.05

Month End	$989,961.83	$95.41
Monthly Rate of Return	6.11%
Year to Date Rate of Return	-4.76%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending April 30, 2007

Dear Interest Holder:

Enclosed is the report for the period of April 30, 2007 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of April 30, 2007 was $88.85, an increase of +0.62% from the March 31, 2007 value of $88.30. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was a decrease of -1.86% as of April 30, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$7,134.28
Change in Unrealized Gain/(Loss)	($3,617.34)
Gain/(Loss) on Other Investments	($49.70)
Brokerage Commission	($37.76)

Total Trading Income	$3,429.48
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$2,093.37
Management Fees	$187.35
Advisory Fees	$2,047.72
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	($219.85)

Total Expenses	$4,108.59
Interest Income	$3,446.41
Net Income(Loss) from the Period	$2,767.30

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$449,644.24	$88.30
Addition	$0.00
Withdrawal	($452,411.54)
Net Income/(Loss)	$2,767.30

Month End	$0.00	$88.85
Monthly Rate of Return	0.62%
Year to Date Rate of Return	-1.86%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending April 30, 2007

Dear Interest Holder:

Enclosed is the report for the period of April 30, 2007 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of April 30, 2007 was $88.62, an increase of +1.62% from the March 31, 2007 value of $87.21. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was a decrease of -10.84% as of April 30, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($1,784.36)
Change in Unrealized Gain/(Loss)	$7,979.86
Gain/(Loss) on Other Investments	$6.19
Brokerage Commission	($203.58)

Total Trading Income	$5,998.11
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$694.37
Management Fees	$132.95
Advisory Fees	$529.94
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$635.17

Total Expenses	$1,992.43
Interest Income	$1,169.17
Net Income(Loss) from the Period	$5,174.85

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$319,088.96	$87.21
Addition	$0.00
Withdrawal	($324,263.81)
Net Income/(Loss)	$5,174.85

Month End	$0.00	$88.62
Monthly Rate of Return	1.62%
Year to Date Rate of Return	-10.84%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending April 30, 2007

Dear Interest Holder:

Enclosed is the report for the period of April 30, 2007 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of April 30, 2007 was $92.30, an increase of +2.54% from the March 31, 2007 value of $90.01. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was a decrease of -6.01% as of April 30, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$62,856.94
Change in Unrealized Gain/(Loss)	$1,780,110.99
Gain/(Loss) on Other Investments	$40,429.73
Brokerage Commission	($24,515.59)

Total Trading Income	$1,858,882.07
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$100,562.40
Management Fees	$26,546.37
Advisory Fees	$128,675.59
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$221,180.46

Total Expenses	$476,964.82
Interest Income	$235,839.97
Net Income(Loss) from the Period	$1,617,757.22

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$63,711,281.84	$90.01
Addition	$424,882.46
Withdrawal	($937,091.56)
Net Income/(Loss)	$1,617,757.22

Month End	$64,816,829.96	$92.30
Monthly Rate of Return	2.54%
Year to Date Rate of Return	-6.01%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES G CLASS 2

Unaudited Account Statement

For the Month Ending April 30, 2007

Dear Interest Holder:

Enclosed is the report for the period of April 30, 2007 for World Monitor Trust III Series G Class 2. The net asset value of an interest as of April 30, 2007 was $94.96, an increase of +6.28% from the March 31, 2007 value of $89.35. The calendar year-to-date return for World Monitor Trust III Series G Class 2 was a decrease of -4.12% as of April 30, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$1,610.54
Change in Unrealized Gain/(Loss)	$68,972.57
Gain/(Loss) on Other Investments	$2,165.55
Brokerage Commission	($508.82)

Total Trading Income	$72,239.84
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$373.74
Management Fees	$468.93
Advisory Fees	$2,505.64
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,439.77

Total Expenses	$5,788.08
Interest Income	$4,217.41
Net Income(Loss) from the Period	$70,669.17

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,125,425.61	$89.35
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	$70,669.17

Month End	$1,196,094.78	$94.96
Monthly Rate of Return	6.28%
Year to Date Rate of Return	-4.12%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 2

WORLD MONITOR TRUST III SERIES H CLASS 2

Unaudited Account Statement

For the Month Ending April 30, 2007

Dear Interest Holder:

Enclosed is the report for the period of April 30, 2007 for World Monitor Trust III Series H Class 2. The net asset value of an interest as of April 30, 2007 was $82.65, an increase of +0.20% from the March 31, 2007 value of $82.48. The calendar year-to-date return for World Monitor Trust III Series H Class 2 was a decrease of -1.77% as of April 30, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$3,059.64
Change in Unrealized Gain/(Loss)	($1,551.35)
Gain/(Loss) on Other Investments	($21.31)
Brokerage Commission	($16.19)

Total Trading Income	$1,470.79
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$897.77
Management Fees	$173.04
Advisory Fees	$878.20
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$167.03

Total Expenses	$2,116.04
Interest Income	$1,478.05
Net Income(Loss) from the Period	$832.80

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$415,298.25	$82.48
Addition	$0.00
Withdrawal	($416,131.05)
Net Income/(Loss)	$832.80

Month End	$0.00	$82.65
Monthly Rate of Return	0.20%
Year to Date Rate of Return	-1.77%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 2

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending April 30, 2007

Dear Interest Holder:

Enclosed is the report for the period of April 30, 2007 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of April 30, 2007 was $91.61, an increase of +2.70% from the March 31, 2007 value of $89.20. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -5.27% as of April 30, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$4,426.34
Change in Unrealized Gain/(Loss)	$112,199.52
Gain/(Loss) on Other Investments	$2,577.68
Brokerage Commission	($1,531.25)

Total Trading Income	$117,672.29
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$6,337.43
Management Fees	$1,683.59
Advisory Fees	$8,157.47
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$7,293.08

Total Expenses	$23,471.57
Interest Income	$14,984.47
Net Income(Loss) from the Period	$109,185.19

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$4,040,620.55	$89.20
Addition	$104,000.00
Withdrawal	($27,695.43)
Net Income/(Loss)	$109,185.19

Month End	$4,226,110.31	$91.61
Monthly Rate of Return	2.70%
Year to Date Rate of Return	-5.27%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 2